As filed with the Securities and Exchange Commission on April 8, 1997


;
                                              Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                          OMNIQUIP INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                   369 West Western Avenue        43-1721419
(State or other jurisdiction   Port Washington, Wisconsin 53074 (I.R.S. Employer
of incorporation or organization)       (414) 284-5571       Identification No.)
                    (Address of Principal Executive Offices)

                           ---------------------------

                          OMNIQUIP INTERNATIONAL, INC.
                        1996 Executive Stock Option Plan
                            (Full title of the Plan)

                           ---------------------------

                                 P. ENOCH STIFF
                      President and Chief Executive Officer
                          Omniquip International, Inc.
                             369 West Western Avenue
                        Port Washington, Wisconsin 53074
                                 (414) 284-5571
            (Name, address and telephone number of agent for service)

                           ---------------------------

                                    Copy to:
                            MATTHEW G. MALONEY, ESQ.
                     Dickstein Shapiro Morin & Oshinsky LLP
                               2101 L Street, N.W.
                             Washington, D.C. 20037
                                 (202) 785-9700

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

  Title of Each Class of      Amount to be     Proposed Maximum       Proposed Maximum           Amount of
Securities to be Registered    Registered       Offering Price       Aggregate Offering     Registration Fee(1)
                                                   Per Share                Price

Common Stock,
  $.01 par value              562,500          $14.4375              $8,121,094             $2,461


(1) Computed pursuant to Rule 457(c) and (h)(1) based on the average of the high and low prices on April 3, 1997, as reported by NASDAQ.



================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Plan pursuant to Rule 428(b).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference.

     The following documents of Omniquip International, Inc. (the "Corporation") filed with the Securities and Exchange Commission are incorporated herein by reference:

          (1) The Corporation's latest prospectus filed on March 24, 1997 pursuant to Rule 424(b) under the Securities Act of 1933 (the "Securities Act"), which contains audited financial statements for the Corporation's fiscal year ended September 30, 1996, the latest fiscal year for which such statements have been filed.

          (2) All other reports filed by the Corporation pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), since March 20, 1997, the effective date of the Corporation's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act.

          (3) The description of the Corporation's common stock under "Description of Capital Stock" in the Corporation's Registration Statement on Form S-1, as amended (No. 333-13181) (which is incorporated by reference in the Corporation's Registration Statement on Form 8-A filed February 21, 1997 pursuant to Section 12(g) of the Exchange Act).

     All reports and other documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware permits the Corporation, subject to the standards set forth therein, to indemnify any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving as such with respect to another corporation or entity at the request of the Corporation. Article VII, Section 8 of the Corporation's By-laws provides for full indemnification of its officers, directors and employees to the extent permitted by Section 145.

     Pursuant to an Underwriting Agreement dated March 20, 1997 by and among the Corporation, Harbour Group Investments III, L.P. ("Investments L.P."), Uniquip-HGI Associates, L.P. ("Uniquip L.P."), and Morgan Stanley & Co.
Incorporated, Credit Suisse First Boston Corporation, Schroder Wertheim & Co. Incorporated, and Robert W. Baird & Co. Incorporated, as representatives of the U.S. underwriters (the "U.S. Underwriters"), and Morgan Stanley & Co. International Limited, Credit Suisse First Boston (Europe) Limited, J. Henry Schroder & Co. Limited and Robert W. Baird & Co. Incorporated, as representatives of the international underwriters (together with the U.S. Underwriters, the "Underwriters"), the Underwriters have agreed to indemnify the Corporation's officers, directors and controlling persons against, or contribute to the payment of, certain liabilities which might arise under the Securities Act.

     Pursuant  to  an  Indemnification  Agreement  dated   March  20,  1997  by
and   between   the   Corporation,  Investments  L.P. and   Uniquip  L.P.  (the
"Indemnification Agreement"), Investments L.P. and Uniquip L.P. have agreed to indemnify the Corporation's directors, officers and controlling persons against, or contribute to the payment of, certain liabilities which might arise under the Securities Act.

     The agreement of limited partnership of Investments L.P. provides for the indemnification by Investments L.P. of the Registrant (as an affiliate of the general partner of Investments L.P.) and its directors, officers and employees against certain liabilities which might arise under the Securities Act.

     Directors and officers of the Corporation are insured against certain liabilities, including liabilities arising under the Securities Act.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

     The "Exhibit Index" on page E-1 is hereby incorporated by reference.

Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Washington, State of Wisconsin, on April 8, 1997.

                                           OMNIQUIP INTERNATIONAL, INC.
                                           (Registrant)


                                           By: /s/ P. Enoch Stiff
                                               ---------------------------------
                                               P. Enoch Stiff
                                               President and Chief Executive
                                                 Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on April 8, 1997.

Signature                     Title and Position

/s/ P. Enoch Stiff            President, Chief Executive Officer and Director
------------------------      (Principal executive officer)
P. Enoch Stiff

        *                     Vice President-Finance, Chief Financial Officer,
------------------------      Treasurer and Secretary (Principal financial and
Philip G. Franklin            accounting officer)

        *                     Director and Chairman of the Board
------------------------
Donald E. Nickelson

        *                     Director
------------------------
Peter S. Finley

        *                     Director
------------------------
Jeffrey L. Fox

        *                     Director
------------------------
Samuel A. Hamacher


*By:/s/ P. Enoch Stiff
------------------------
     P. Enoch Stiff
     Attorney-in-Fact

-----------------------------
*  Such signature has been affixed pursuant to the following Power of Attorney:

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each officer or director of Omniquip International, Inc. (the "Corporation") whose signature appears below constitutes and appoints each of P. Enoch Stiff and Philip G. Franklin, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Corporation's Registration Statement on Form S-8 relating to the shares of the Corporation's Common Stock issuable under the Corporation's 1996 Executive Stock Option Plan and to sign any and all amendments (including post-effective amendments) and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------


   4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1 filed October 1, 1996 (No. 333-13181))

   4.2 Amended By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1 filed October 1, 1996 (No. 333-13181))

   4.3            Omniquip International, Inc. 1996 Executive Stock
                  Option Plan (incorporated by reference to Exhibit 10.28 to Registrant's Registration Statement on Form S-1 filed October 1, 1996 (No. 333-13181))

   5 Opinion of Dickstein Shapiro Morin & Oshinsky LLP re: legality of Common Stock being registered

   23.1           Consent of Dickstein Shapiro Morin & Oshinsky LLP
                  (included in Exhibit 5)

   23.2           Consent of Price Waterhouse LLP

   24             Powers of Attorney











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